Exhibit 4.2





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                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                                       AND
                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                                ----------------


                            CLASS B WARRANT AGREEMENT


                         Dated as of February ____, 1998


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     CLASS B WARRANT AGREEMENT, dated this ___ day of February 1998 [the Closing
Date],  by  and  between  ACCESS  SOLUTIONS  INTERNATIONAL,   INC.,  a  Delaware
corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY.

                                   WITNESSETH:

     WHEREAS, in connection with the merger of PaperClip Acquisition Corp. ("Acquisition"), a wholly owned subsidiary of the Company, into PaperClip Software, Inc. ("PaperClip"), pursuant to the Agreement and Plan of Merger dated November 12, 1997, among the Company, Acquisition and PaperClip, the Company will issue up to [1,545,000] redeemable Class B Warrants, each such redeemable Class B Warrant entitling the holder thereof to purchase one share of the Company's common stock, $.01 par value per share ("Common Stock") ("Class B Warrants") (subject to increase as provided herein);

     WHEREAS, the Company desires to provide for the issuance of certificates representing the Class B Warrants; and

     WHEREAS,  the  Company  desires  the Class B Warrant  Agent (as  defined in
Section 1(b) hereof) to act on behalf of the Company, and the Class B Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Class B Warrants and the exercise of the Class B Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Class B Warrants and the certificates representing the Class B Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Class B Warrants and the Class B Warrant Agent, the parties hereto agree as follows:

     SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a) "Act" shall mean the Securities Act of 1933, as amended.

          (b) "Class B Warrant Agent" shall mean Continental Stock Transfer & Trust Company of New York, New York, or its authorized successor.

          (c)  "Class  B  Warrant   Certificate"   shall   mean  a   certificate
     representing each of the Class B Warrants substantially in the form annexed hereto as Exhibit A.

          (d) "Commission" shall mean the Securities and Exchange Commission.

          (e) "Common Stock" shall have the meaning set forth in Section 8(d) hereof.

          (f) "Company" shall have the meaning assigned to such term in the first paragraph of this Agreement.

          (g) "Corporate Office" shall mean the office of the Class B Warrant Agent at which at any particular time its principal business in New York, New York shall be administered, which office is located on the date hereof at 2 Broadway, New York, New York 10004.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Exercise Date" shall mean, subject to the provisions of Section 5(b) hereof, as to any Class B Warrant, the date on which the Class B Warrant Agent shall have received both: (i) the Class B Warrant Certificate representing such Class B Warrant, with the exercise form thereon duly executed by the Registered Holder (as defined in Section 1(o) hereof) thereof or his attorney duly authorized in writing, and (ii) payment in cash or by check made payable to the Class B Warrant Agent for the account of the Company of an amount in lawful money of the United States of America equal to the applicable Purchase Price (as defined in Section 1(m) hereof).

          (j) "Initial Class B Warrant Exercise Date" shall mean February ____, 1998 [the effective date of the Closing].

          (k) "Initial Class B Warrant Redemption Date" shall mean February ____, 1998 [the effective date of the Closing].

          (l) "JSC" shall mean Joseph Stevens & Company, Inc., of New York, New York and its successors.

          (m) "NASD" shall mean the National Association of Securities Dealers, Inc.

          (n)  "Purchase   Price"  shall  mean,   subject  to  modification  and
     adjustment  as  provided  in  Section 8  hereof,  $6.00 per share of Common
     Stock.

          (o) "Redemption Date" shall mean the date (which may not occur before the Initial Class B Warrant Redemption Date) fixed for the redemption of the Class B Warrants in accordance with the terms hereof.

          (p) "Registered Holder" shall mean the person in whose name any certificate representing the Class B Warrants shall be registered on the books maintained by the Class B Warrant Agent pursuant to Section 6(b) hereof.

          (q) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the board of directors of such corporation or corporations (regardless of whether or not at the time the stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

          (r) "Transfer Agent" shall mean Continental Stock Transfer & Trust Company, of New York, New York, or its authorized successor.

          (s) "Class B Warrant Expiration Date" shall mean, unless the Class B Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (New York time) on October 15, 2001 or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close, subject to the Company's right, prior to the Class B Warrant Expiration Date, with the consent of JSC, to extend such Class B
     Warrant Expiration Date on five (5) business days prior written notice to the Registered Holders.

     SECTION 2. Class B Warrants and Issuance of Class B Warrant Certificates.

          (a) One Class B Warrant shall initially entitle the Registered Holder of the Class B Warrant Certificate representing such Class B Warrant to purchase at the Purchase Price therefor from the Initial Class B Warrant Exercise Date until the Class B Warrant Expiration Date one (1) share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8 hereof.

          (b) Upon execution of this Agreement, Class B Warrant Certificates representing [1,545,000] Class B Warrants to purchase up to an aggregate of [1,545,000] shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof), shall be executed by the Company and delivered to the Class B Warrant Agent.

          (c) From time to time, up to the Class B Warrant Expiration Date, the Class B Warrant Agent shall countersign and deliver Class B Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. No Class B Warrant Certificates shall be issued except: (i) Class B Warrant Certificates initially issued hereunder, (ii) Class B Warrant Certificates issued upon any transfer or exchange of Class B Warrants, (iii) Class B Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Class B Warrant Certificates pursuant to Section 7 hereof, and (iv) at the option of the Company, Class B Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon the exercise of a Class B Warrant or the redemption price therefor.

     SECTION 3.  Form and Execution of Class B Warrant Certificates.

          (a) The Class B Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Class B Warrants may be listed, or to conform to usage. The Class B Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Class B Warrant Certificates).

          (b) Class B Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Class B Warrant Certificates shall be manually countersigned by the Class B Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Class B Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Class B Warrant Certificates or before countersignature by the Class B Warrant Agent and issue and delivery thereof, such Class B Warrant Certificates, nevertheless, may be countersigned by the Class B Warrant Agent and issued and delivered with the same force and effect as though the officer of the Company who signed such Class B Warrant Certificates had not ceased to hold such office.

     SECTION 4.  Exercise.

          (a) Class B Warrants in denominations of one or whole number multiples thereof may be exercised commencing at any time on or after the Initial Class B Warrant Exercise Date, but not after the Class B Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 5 and 9 hereof) and in the applicable Class B Warrant Certificate. A Class B Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Class B Warrant Certificate representing such Class B Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Class B Warrant Agent for the account of the Company of an amount in lawful money of the United States of America equal to the applicable Purchase Price, have been received by the Class B Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date and in any event within five (5) business days after such date, the Class B Warrant Agent, on behalf of the Company, shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Class B Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any Class B Warrants, the Class B Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and shall cause all payments in cash or by check made payable to the order of the Company in respect of the Purchase Price to be deposited promptly in the Company's bank account or delivered to the Company.

          (b) The Company shall not be obligated to issue any fractional share interests or fractional Class B Warrant interests upon the exercise of any Class B Warrant or Class B Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fractional interest shall be eliminated by rounding any fraction down to the next full share or Class B Warrant, as the case may be, or other securities, properties or rights.

     SECTION 5.  Reservation of Shares, Listing, Payment of Taxes, etc.

          (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of Class B Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Class B Warrants. The Company covenants that, upon exercise of the Class B Warrants and payment of the Purchase Price for the shares of Common Stock underlying the Class B Warrants, all shares of Common Stock which shall be issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable, free from all preemptive or similar rights, and free from all taxes, liens and charges with respect to the issuance thereof, and that upon issuance such shares shall be listed or quoted on each securities exchange, if any, on which the other shares of outstanding Common Stock are then listed or quoted, or if not then so listed or quoted on each place (whether the Nasdaq Stock Market, Inc., the NASD Over-the-Counter Electronic Bulletin Board, the National Quotation Bulletin Board "Pink Sheets" or otherwise) on which the other shares of outstanding Common Stock are listed or quoted.

          (b) The Company covenants that if any securities reserved for the purpose of exercise of Class B Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post-effective amendment to a registration statement, use its best efforts to cause the same to become effective, keep such registration statement current while any of the Class B Warrants are outstanding and deliver a prospectus which complies with
     Section 10(a)(3) of the Act, to the Registered Holder exercising the Class B Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Commission stating that it would not take any enforcement action if such registration is not effected). The Company will use its best efforts to obtain appropriate approvals or registrations under the state "blue sky" securities laws of all states in which Registered Holders reside. Class B Warrants may not be exercised by, nor may shares of Common Stock be issued to, any Registered Holder in any state in which such exercise would be unlawful.

          (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Class B Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Class B Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Class B Warrant Certificate representing any Class B Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Class B Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

          (d) The Class B Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Class B Warrants, and the Company will comply with all such requisitions.

     SECTION 6.  Exchange and Registration of Transfer.

          (a) Class B Warrant Certificates may be exchanged for other Class B Warrant Certificates representing an equal aggregate number of Class B Warrants or may be transferred in whole or in part. Class B Warrant Certificates to be so exchanged shall be surrendered to the Class B Warrant Agent at its Corporate Office, and the Company shall execute and the Class B Warrant Agent shall countersign, issue and deliver in exchange therefor the Class B Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

          (b) The Class B Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Class B Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Class B Warrant Certificate at such office, the Company shall execute and the Class B Warrant Agent shall issue and deliver to the transferee or transferees a new Class B Warrant Certificate or Certificates representing an equal aggregate number of Class B Warrants.

          (c) With respect to any Class B Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or assignment form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of subscription or assignment, in form satisfactory to the Company and the Class B Warrant Agent, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

          (d) No service charge shall be made for any exchange or registration of transfer of Class B Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (e) All Class B Warrant Certificates surrendered for exercise or for exchange shall be promptly canceled by the Class B Warrant Agent.

          (f) Prior to due presentment for registration or transfer thereof, the Company and the Class B Warrant Agent may deem and treat the Registered Holder of any Class B Warrant Certificate as the absolute owner thereof of each Class B Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Class B Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Class B Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Class B Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Class B Warrant Agent shall countersign and deliver in lieu thereof a new Class B Warrant Certificate representing an equal number of Class B Warrants. Applicants for a substitute Class B Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Class B Warrant Agent may prescribe.

     SECTION 8. Adjustments to Purchase Price and Number of Securities.

          (a) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          (b) Stock Dividends and Distributions. In case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Purchase Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8(b) shall be made as of the record date for the subject stock dividend or distribution.

          (c) Adjustment in Number of Securities. Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 8, the number of securities issuable upon the exercise at the adjusted Purchase Price of each Class B Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Class B Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

          (d) Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean: (i) the class of stock designated as Common Stock in the Amended and Restated Certificate of Incorporation of the Company as it may be amended or restated as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event the Company, after the date hereof, shall issue Common Stock with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, each Holder, at its option, may receive upon exercise of any Class B Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

          (e) Merger or Consolidation or Sale.

               (i) In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or surviving such merger shall execute and deliver to the Holder a supplemental Class B Warrant agreement providing that the holder of each Class B Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Class B Warrant) to receive, upon exercise of such Class B Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a Holder of the number of shares of Common Stock of the Company for which such Class B Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Class B Warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

               (ii) In the event of: (A) the sale by the Company of all or substantially all of its assets, or (B) the engagement by the Company or any of its affiliates in a "Rule 13e-3 transaction" as defined in paragraph (a)(3) of Rule 13e-3 of the General Rules and Regulations under the Exchange Act or (C) a distribution to the Company's stockholders of any cash, assets, property, rights, evidences of indebtedness, securities or any other thing of value, or any combination thereof, the Holders of the unexercised Class B Warrants shall receive notice of such sale, transaction or distribution twenty
          (20) days prior to the date of such sale or the record date for such transaction or distribution, as applicable, and, if they exercise such Class B Warrants prior to such date, they shall be entitled, in addition to the shares of Common Stock issuable upon the exercise thereof, to receive such property, cash, assets, rights, evidence of indebtedness, securities or any other thing of value, or any combination thereof, on the payment date of such sale, transaction or distribution.

          (f) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than ten cents (10(cents) per share of Common Stock, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents (10(cents) per share of Common Stock.

      SECTION 9.  Redemption.

          (a) The Company may (but, prior to April 18, 1998, only with the prior written consent of JSC), on thirty (30) days' prior written notice, redeem all of the Class B Warrants, in whole and not in part, at a redemption price of five cents ($.05) per Class B Warrant; provided, however, that before any such call for redemption of Class B Warrants can take place: (i) the average closing bid price for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, or
     (ii) if not so quoted, as reported by any other recognized quotation system on which the Common Stock is quoted, shall have for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth (5th) trading day prior to the date on which the notice contemplated by Sections 9(b) and 9(c) hereof is given, equaled or exceeded 150% of the then exercise price per share of Common Stock (subject to adjustment in the event of any stock splits or other similar events as provided in Section 8 hereof).

          (b) In case the Company shall exercise its right to redeem all of the Class B Warrants, it shall give or cause to be given notice to the Registered Holders of the Class B Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Class B Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

          (c) The notice of redemption shall specify:  (i) the redemption price,
     (ii) the date fixed for redemption, which shall in no event be less than thirty (30) days after the date of mailing of such notice, (iii) the place where the Class B Warrant Certificates shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Class B Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Class B Warrants shall be the "Redemption Date" for purposes of this Agreement. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder: (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Class B Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (d) Any right to exercise a Class B Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

          (e) The Company shall as soon as practicable after the Redemption Date, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
     Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the Redemption Date.

     SECTION 10.  Concerning the Class B Warrant Agent.

          (a) The Class B Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Class B Warrant Agent shall not, by issuing and delivering Class B Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Class B Warrant Certificates or the Class B Warrants represented thereby or of any securities or other property delivered upon exercise of any Class B Warrant or whether any stock issued upon exercise of any Class B Warrant is fully paid and non-assessable.

          (b) The Class B Warrant Agent shall not at any time be under any duty or responsibility to any holder of Class B Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not: (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Class B Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Class B Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

          (c) The Class B Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

          (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, President or any Vice President, Treasurer or Assistant Treasurer, or Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Class B Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

          (e) The Company agrees to pay the Class B Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Class B Warrant Agent and hold it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Class B Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Class B Warrant Agent's gross negligence or willful misconduct.

          (f) The Class B Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Class B Warrant Agent's own gross negligence or willful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Class B Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Class B Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new Class B Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Class B Warrant Agent, then the Registered Holder of any Class B Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Class B Warrant Agent. Any new Class B Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than ten million dollars ($10,000,000) or a stock transfer company doing business in New York, New York. After acceptance in writing of such appointment by the new Class B Warrant Agent is received by the Company, such new Class B Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Class B Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Class B Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Class B Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Class B Warrant Certificate.

          (g) Any corporation into which the Class B Warrant Agent or any new Class B Warrant Agent may be converted or merged, any corporation resulting from any consolidation to which the Class B Warrant Agent or any new Class B Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Class B Warrant Agent or any new Class B Warrant Agent shall be a successor Class B Warrant Agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Class B Warrant Agent under the provisions of the preceding paragraph. Any such successor Class B Warrant Agent shall promptly cause notice of its succession as Class B Warrant Agent to be mailed to the Company and to the Registered Holders of each Class B Warrant Certificate.

          (h) The Class B Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Class B Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Class B Warrant Agent. Nothing herein shall preclude the Class B Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Class B Warrant Agent shall retain for a period of two (2) years from the date of exercise any Class B Warrant Certificate received by it upon such exercise.

     SECTION 11.  Modification of Agreement.

     The Class B Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement: (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained, or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Class B Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders holding not less than sixty-six and two-thirds percent (66-2/3%) of the Class B Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Class B Warrant, and no change that increases the Purchase Price of any Class B Warrant, other than such changes as are specifically set forth in this Agreement as originally executed, shall be made without the consent in writing of each of the Registered Holders affected by such change.

     SECTION 12. Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made or given when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission, if to the Registered Holder of a Class B Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Class B Warrant Agent; if to the Company at Access Solutions International, Inc., 650 Ten Rod Road, North Kingstown, RI 02852, Attention: Robert H. Stone, President and Chief Executive Officer, or at such other address as may have been furnished to the Class B Warrant Agent in writing by the Company; and if to the Class B Warrant Agent, at its Corporate Office, or at such other address as may have been furnished to the Company in writing by the Class B Warrant Agent.

     SECTION 13. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws rules or principals.

     SECTION 14. Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the Company, the Class B Warrant Agent and their respective successors and assigns and the Registered Holders from time to time of Class B Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

     SECTION 15. Counterparts.

     This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


ACCESS SOLUTIONS INTERNATIONAL,               CONTINENTAL STOCK TRANSFER & INC.
                                                 TRUST COMPANY
                                              As Class B Warrant Agent



By:                                           By:
   -----------------------------                 -------------------------------
     Name:                                          Name:
     Title:                                         Title:

                                                                     EXHIBIT A


No. WB ___________                                  VOID AFTER October 15, 2001

                           _________ CLASS B WARRANTS


                    REDEEMABLE CLASS B WARRANT CERTIFICATE TO
                         PURCHASE SHARES OF COMMON STOCK

                      ACCESS SOLUTIONS INTERNATIONAL, INC.

                                                                          CUSIP

THIS CERTIFIES THAT, FOR VALUE RECEIVED __________________________________,
or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Class B Warrants (the "Class B Warrants") specified above. One Class B Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Class B Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.01 par value per share, of Access Solutions International, Inc., a Delaware corporation (the "Company"), at any time from February ___, 1998 [the date of the Closing] and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Class B Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as Class B Warrant Agent, or its successor (the "Class B Warrant Agent"), accompanied by payment of $6.00 subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Class B Warrant Agent for the account of the Company.

     This Class B Warrant Certificate is, and each Class B Warrant represented hereby is, issued pursuant to and subject in all respects to the terms and conditions set forth in the Class B Warrant Agreement (the "Class B Warrant Agreement"), dated February ___, 1998 [the date of the Closing], by and between the Company and the Class B Warrant Agent.

     In the event of certain contingencies provided for in the Class B Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Class B Warrant represented hereby are subject to modification or adjustment.

     Each Class B Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all of the Class B Warrants represented hereby, the Company shall cancel this Class B Warrant Certificate upon the surrender hereof and shall execute and deliver a new Class B Warrant Certificate or Class B Warrant Certificates of like tenor, which the Class B Warrant Agent shall countersign, for the balance of such Class B Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on October 15, 2001. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) on the next day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Class B Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Class B Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Class B Warrant. This Class B Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Class B Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Class B Warrant Agent, for a new Class B Warrant Certificate or Class B Warrant Certificates of like tenor representing an equal aggregate number of Class B Warrants, each of such new Class B Warrant Certificates to represent such number of Class B Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Class B Warrant Certificate at such office, a new Class B Warrant Certificate or Class B Warrant Certificates representing an equal aggregate number of Class B Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Class B Warrant Agreement.

     Prior to the exercise of any Class B Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Class B Warrant Agreement.

     Subject to the provisions of the Class B Warrant Agreement, this Class B Warrant may be redeemed at the option of the Company, in whole and not in part, at a redemption price of $.05 per Class B Warrant, at any time, provided that the average closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted, as reported by any other recognized quotation system on which the price of the Common Stock is quoted), shall have, for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth
(5th) trading day prior to the date on which the Notice of Redemption (as defined below) is given, equaled or exceeded 150% of the then exercise price per share (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Class B Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Class B Warrant except to receive the $.05 per Class B Warrant upon surrender of this Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Class B Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class B Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Class B Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Class B Warrant Agreement.

     This Class B Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

     This Class B Warrant Certificate is not valid unless countersigned by the Class B Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Class B Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:  ___________, 1998
                                          ACCESS SOLUTIONS INTERNATIONAL,
                                          INC.
[SEAL]
                                          By:
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          ATTEST:

                                          By:
                                             -----------------------------------
                                                 Name:
COUNTERSIGNED:                                   Title:


CONTINENTAL STOCK TRANSFER & TRUST
COMPANY, as Class B Warrant Agent

By:
   ---------------------------------
       Authorized Officer

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                      in Order to Exercise Class B Warrant

     The undersigned Registered Holder hereby irrevocably elects to exercise _____ Class B Warrants represented by this Class B Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class B Warrants, and requests that certificates for such securities shall be issued in name of:

         PLEASE  INSERT SOCIAL SECURITY
         OR OTHER IDENTIFYING NUMBER

         ------------------------------
         ------------------------------
         ------------------------------
         ------------------------------

        (please print or type name and address)

and be delivered to

         ------------------------------
         ------------------------------
         (please print or type name and address)

and if such number of Class B Warrants shall not be all the Class B Warrants evidenced by this Class B Warrant Certificate, that a new Class B Warrant Certificate for the balance of such Class B Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated: ______________________                   X
                                                 ------------------------------
                                                 ------------------------------
                                                 ------------------------------
                                                         Address
                                                 ------------------------------
                                                 SSN or Taxpayer ID Number
                                                 ------------------------------
                                                 Signature Guaranteed
                                                 ------------------------------

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                       in Order to Assign Class B Warrants

     FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto

                        PLEASE INSERT SOCIAL SECURITY OR
                            OTHER IDENTIFYING NUMBER

                       ----------------------------------
                       ----------------------------------
                       ----------------------------------
                     (please print or type name and address)

________________________ of the Class B Warrants represented by this Class B Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer this Class B Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:  _______________________              X
                                              ----------------------------------

                                             -----------------------------------
                                             Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CLASS B WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.